SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BEASLEY BROADCAST GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	65-0960915

(State or other jurisdiction of of incorporation or organization)	(I.R.S. Employer Identification No.)

3033 Riviera Drive, Suite 200

Naples, Florida 34103
(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  [   ]

      If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  [X]

Securities Act registration statement file number to which this form relates:	333-91683 (If applicable)

     Securities to be registered pursuant to Section 12(b) of the Act:  None

      Securities to be registered pursuant to Section 12(g) of the Act:

Class A Common Stock, par value $0.001

(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

      A complete description of the Class A Common Stock, par value $0.001 per share, of Beasley Broadcast Group, Inc. (the “Registrant”), which is to be registered hereunder is contained under the caption “Description of Capital Stock” in the Prospectus which constitutes part of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-91683 relating to the offering of 6,850,000 shares of Class A Common Stock of the Registrant (7,877,500 shares if the underwriters’ overallotment option in exercised in full)) filed by the Registrant with the Securities and Exchange Commission on November 24, 1999, as amended from time to time. Such description is hereby incorporated by reference.

Item 2.  Exhibits

      The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit
Number	Description

3.1*	Amended and Restated Certificate of Incorporation of the Registrant
3.2*	Amended and Restated Bylaws of the Registrant
4.1*	Form of Certificate for shares of Class A Common Stock, $.001 par value, of the Registrant

*	Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of the Registrant filed on November 24, 1999, as amended (Registration No. 333-91683).

SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BEASLEY BROADCAST GROUP, INC.

By:	/s/ B. CAROLINE BEASLEY _______________________________________ Name: B. Caroline Beasley Title: Vice President, Chief Financial Officer, Secretary and Treasurer

Date: January 31, 2000

EXHIBIT INDEX

Exhibit
Number	Description

3.1*	Amended and Restated Certificate of Incorporation of the Registrant
3.2*	Amended and Restated Bylaws of the Registrant
4.1*	Form of Certificate for shares of Class A Common Stock, $.001 par value, of the Registrant

*	Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of Beasley Broadcast Group, Inc. on November 24, 1999, as amended (Registration No. 333-91683).